SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 2, 2011

                          AVSTAR AVIATION GROUP, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


          Colorado                  0-30503                  76-0635938
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(State or other jurisdiction   (Commission File Number) (IRS Employer ID Number)
     of incorporation)

          3600 Gessner, Suite 220, Houston, Texas              77063
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          (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code   (713) 965-7582
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]     Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

     [ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act   (17 CFR 240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

                            ASHER CONVERTIBLE NOTES

     Commencing on April 19, 2010, AvStar Aviation Group, Inc. (the "Company") entered into a series of transactions in which it issued five convertible promissory notes (singly a "Asher Note" and collectively the "Asher Notes") to Asher Enterprises, Inc. ("Asher") in consideration of certain amounts loaned by Asher to the Company. The following table gives the designations to which the Asher Notes are referred hereinafter, the dates of the Asher Notes, the original principal amounts of the Asher Notes, and the scheduled maturity dates of the Asher Notes:

  Designation        Issuance       Original Principal       Maturity
    of Note        Date of Note      Amount of Note        Date of Note
    -------        ------------      --------------         ------------
    First            4/19/2010           $50,000             1/21/2011
   Second            6/1/2010            $25,000             3/31/2011
    Third            8/31/2010           $40,000             6/2/2011
   Fourth           10/21/2010           $35,000             7/25/2011
    Fifth           12/20/2010           $45,000             9/22/2011
    Sixth            3/28/2011           $50,000            12/30/2011
                                        ---------
                            TOTAL       $245,000

The Company has previously reported on the first five Asher Notes, and this Report is being filed (for among other reasons) to report on the Sixth Asher Note. The Sixth Asher Note is dated March 28, 2011, but it was not funded until May 2, 2011. While the terms of the Asher Notes vary somewhat, these terms are generally the same from Note to Note. The following is a description of the terms of the Asher Notes.

     Each of the Asher Notes bears regular interest at a rate of 8% per annum, with a default rate of 22% per annum. The Asher Notes are unsecured, and each of them is due and payable on or before their respective maturity dates. At any time prior to the payment in full of the entire balance of an Asher Note, Asher has the option of converting all or any portion of the unpaid balance of the Asher Note into shares of the Company's common stock at a conversion price discussed hereafter. Nevertheless, Asher is not entitled to convert any portion of an Asher Note to the extent that the shares to be issued in connection therewith would cause Asher's beneficial ownership of the Company's common stock to exceed 4.99% of the outstanding shares of the Company's common stock. Each conversion price for the Asher Notes features a "variable" conversion price, and the First and Second Asher Notes also feature a "fixed" conversion price of $.002, which will apply if it is less than the related variable conversion price. The variable conversion price is a percentage discount from an average of the three lowest closing bid prices of the Company's common stock for the 10 most recent trading days preceding the date of exercise. The percentage discounts for the variable conversion prices provided for in the Asher Notes range from 42% for the First Asher Note, 50% for the Second, Third, Fourth and Sixth Asher Notes, and 55% for the Fifth Asher Note. Because of the operation of the floating conversion price and the limitation on the ability of Asher to convert as described above, the Company is unable to determine at any time that number of shares into which Asher could convert one or more of the Asher Notes.

     The Asher Notes (and related documentation) contain customary representations and warranties, customary affirmative and negative covenants, customary anti-dilution provisions, and customary events of default that entitle Asher to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Asher Notes. A default on any of the Asher Notes could lead to certain penalties, including an obligation to (a) pay all of the following, plus an additional 50% of (i) default interest, (ii) other monetary penalties, and (iii) the outstanding balance on the related Asher Note, and (b) to issue shares of the Company's common stock to satisfy the amount computed in accordance with (a) immediately preceding.

     Commencing October 25, 2010, Asher began converting some of the Asher Notes. Between April 25, 2011 through the date of this Report, Asher converted an aggregate principal amount of the Asher Notes equal to $168,000 into 91,671,551 shares of the Company's common stock, leaving an aggregate outstanding principal amount of the Asher Notes equal to $77,000 as of August 15, 2011. The First, Second, Third and Fourth Asher Notes have been fully converted, while the Fifth Asher Note has been partially converted.

                       INITIAL SCHULLE CONVERTIBLE NOTES

     On July 1, 2010, we issued a convertible promissory note in the original principal amount of $70,000 (the "First Schulle Note") to Henry L. Schulle, a consultant to us ("Schulle"), in lieu of cash for consulting services provided by Schulle to us. On January 31, 2011, we issued a second convertible promissory note in the original principal amount of $60,000 (the "Second Schulle Note") to Schulle, in lieu of cash for consulting services provided by Schulle to us. While the terms of the two notes vary somewhat, these terms are generally the same from note to note. The following is a description of the terms of the two notes.

     Each of the Schulle Notes bears regular interest at a rate of 8 and 1/2% per annum. The Schulle Notes are unsecured, and each of them is due and payable one year after the date of their respective issuances. At any time prior to the payment in full of the entire balance of a Schulle Note, Schulle has the option, upon a 65-days notice, of converting all or any portion of the unpaid balance of the Schulle Note into shares of our common stock at a conversion price discussed hereafter. Each conversion price for the Schulle Notes features a "variable" conversion price and also a "fixed" conversion price of $.04, which will apply if it is less than the related variable conversion price. The variable conversion price is the closing trading prices of our common stock for the most recent trading days preceding the date of exercise; provided, however, that the variable conversion price has a minimum floor of $.005 per share. The Schulle Notes contain customary representations and warranties, registration rights, customary anti-dilution provisions, and customary events of default that entitle Schulle to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Schulle Notes.

     On May 25, 2011, Schulle converted $30,000 of the principal amount of the First Schulle Note and accrued interest into 7,517,690 shares of our common stock, leaving only the Second Schulle Note outstanding.

     In early August 2011, Schulle assigned the Second Schulle Note to Redwood Management, LLC ("Redwood"), and the Company and Redwood entered into a new arrangement (sometimes referred to in legal circles as a novation) to replace the terms of the Second Schulle Note. The following is a description of the terms of the new Redwood arrangement, which is referred to hereinafter as the "Redwood Indebtedness".

     The outstanding principal amount of the Redwood Indebtedness is $60,000. It bears interest at a rate of 12% per annum. The Redwood Indebtedness is unsecured and is due and payable on or before February 5, 2012. At any time prior to the payment in full of the entire balance of the Redwood Indebtedness, Redwood has the option of converting all or any portion of the unpaid balance of the Redwood Indebtedness into shares of our common stock at a conversion price equal to 50% of the lowest trading price, determined on the then current trading market for the Company's common stock, for the 25 trading days prior to conversion. The documentation memorializing the Redwood Indebtedness contains customary representations and warranties, registration rights, customary anti-dilution provisions, and customary events of default that entitle Redwood to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Redwood Indebtedness.

                      ADDITIONAL SCHULLE CONVERTIBLE NOTES

     In May 2011, we issued two additional convertible promissory notes in the aggregate original principal amount of $77,588.45 to Schulle for funds loaned to us; and,

     In July, 2011, we issued an acdditional convertible promissory note in the original amount of $60,000 to Schulle in lieu of cash for consulting fees provided to us.

.. These additional convertible promissory notes have terms, provisions and conditions identical to the First Schulle Note and Second Schulle Note described above. In view of our most recent closing trading prices and the minimum variable conversion price, Schulle could convert the two additional convertible promissory notes into an aggregate of approximately 27 million shares.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

     The issuances of the Sixth Asher Note, and 91,671,551 shares of our common stock in connection with the conversion of some of the Asher Notes are claimed to be exempt pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to Asher, and subsequent transfers were restricted in accordance with the requirements of the Act.

     The issuances of the additional Schulle Convertible Notes, and 7,517,690 shares of our common stock in connection with the conversion of the First Schulle Note are claimed to be exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to Schulle, and subsequent transfers were restricted in accordance with the requirements of the Act.

     The securities issued in connection with the acquisition were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AVSTAR AVIATION GROUP, INC.


Date: August 15, 2011                /s/     Clayton I. Gamber
                                     -------------------------------------------
                                             Clayton I. Gamber,
                                             Chief Executive Officer & President